As filed with the U.S. Securities and Exchange Commission on August 5, 2026.

Commission File Number: 333-____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HELIO CORPORATION
(Exact name of registrant as specified in its charter)

Florida	92-0586004
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2448 Sixth Street

Berkeley, California 94710

(510) 545-2666

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

HELIO CORPORATION

2025 EQUITY INCENTIVE PLAN

(Full title of the plan)

Mark Knauf

2230 S McCall Rd

Englewood, FL 34224

(510) 545-2666

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Brian Higley, Esq.

Business Legal Advisors, LLC

14888 Auburn Sky Drive, Draper, UT 84020

(801) 634-1984

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (Item 1 — Plan Information and Item 2 — Registrant Information and Employee Plan Annual Information) will be sent or given to participants in the Helio Corporation 2025 Equity Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the Note to Part I of Form S-8 and Rule 428, such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Company will maintain a file of such documents in accordance with the provisions of Rule 428(b). Upon request, the Company will furnish to the Commission or its staff a copy of any or all of the documents included in that file. Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to the Company at the address and telephone number set forth on the cover of this Registration Statement.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents previously filed by the Company with the Commission are incorporated by reference into this Registration Statement:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2025, filed with the Commission on February 17, 2026 (Accession No. 0001213900-26-016950);

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above, including the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 2026 filed with the Commission on March 30, 2026 (Accession No. 0001213900-26-035941), the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 2026 filed with the Commission on June 15, 2026 (Accession No. 0001683168-26-004832), and the Company's Current Reports on Form 8-K filed on November 26, 2025 (Accession No. 0001213900-25-115539), December 4, 2025 (Accession No. 0001213900-25-118348), December 30, 2025 (Accession No. 0001213900-25-126631), January 5, 2026 (Accession No. 0001213900-26-000862), January 16, 2026 (Accession No. 0001213900-26-005256), January 20, 2026 (Accession No. 0001213900-26-005608), January 27, 2026 (Accession No. 0001213900-26-008282), February 12, 2026 (Accession No. 0001213900-26-015666), February 26, 2026 (Accession No. 0001213900-26-020758), March 11, 2026 (Accession No. 0001213900-26-026159), April 28, 2026 (Accession No. 0001213900-26-048545), May 1, 2026 (Accession No. 0001213900-26-051035), May 15, 2026 (Accession No. 0001213900-26-057683), and July 24, 2026 (Accession No. 0001683168-26-005762) (in each case excluding any information furnished, and not filed, under Item 2.02 or Item 7.01 of Form 8-K or corresponding exhibits, unless expressly stated to be filed); and

(c) The description of the Company's common stock contained in Exhibit 4.1 to the Company's Annual Report on Form 10-K referenced in (a) above, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Documents, or portions thereof, that are "furnished" rather than "filed" are not incorporated by reference.

Item 4. Description of Securities.

Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act, and the description is incorporated by reference under Item 3(c).

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby has been passed upon for the Company by Business Legal Advisors, LLC. As of the date of this Registration Statement, neither Business Legal Advisors, LLC nor any attorney thereof rendering the opinion filed as Exhibit 5.1 owns any shares of the Company's common stock or has any substantial interest, direct or indirect, in the Company.

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Item 6. Indemnification of Directors and Officers.

Section 607.0851 of the Florida Business Corporation Act (the "FBCA") permits, and in certain circumstances Section 607.0852 requires, a Florida corporation to indemnify its directors and officers against liability and expenses under specified conditions, and Section 607.0853 permits advancement of expenses. Section 607.0831 limits the personal liability of directors for monetary damages except in specified circumstances. Section 607.0857 authorizes a corporation to purchase and maintain directors' and officers' liability insurance.

The Company’s Articles of Incorporation and Bylaws include provisions that eliminate, to the maximum extent allowable under Florida law, the personal liability of directors and officers for monetary damages for actions taken as a director or officer. The Company’s Articles of Incorporation and Bylaws also provide that the Company must indemnify, advance expenses to, and reimburse its directors and officers to the fullest extent permitted by the FBCA. The Company is expressly authorized to carry, and currently maintains, directors’ and officers’ liability insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties. There is currently no pending litigation or proceeding involving any of the Company’s directors, officers or employees for which indemnification is sought.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption From Registration Claimed.

Not applicable. No restricted securities are being reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index immediately preceding the exhibits and are incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

THIS SPACE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE TO FOLLOW

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Berkeley, State of California, on August 5, 2026.

Helio Corporation

By	/s/ Edward M. Cabrera
Edward M. Cabrera, Chief Executive Officer

Each person whose signature appears below authorizes Edward M. Cabrera as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this Registrant’s Registration Statement on Form S-8 and any and all amendments thereto (including any and all post-effective amendments thereto) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney-in-fact and agent may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 5, 2026	/s/ Edward M. Cabrera
Edward M. Cabrera, Director and Chief Executive Officer
(Principal Executive Officer)

Date: August 5, 2026	/s/ Mark Knauf
Mark Knauf, Chief Financial Officer (Principal Financial and Accounting Officer)

Date: August 5, 2026	/s/ Bruce Campbell
Bruce Campbell, Director

Date: August 5, 2026	/s/ Mario Noel Martinez
Mario Noel Martinez, Director

Date: August 5, 2026	/s/ Vikas Parti
Vikas Parti, Director

Date: August 5, 2026	/s/ Gregory Delory
Gregory Delory, Director

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EXHIBIT INDEX

Exhibit Number	Description	Previously Filed and Incorporated by Reference Herein	Previously Filed Exhibit No.
4.1	Articles of Incorporation of Stirling Bridge Group, Inc., dated October 3, 2022	Registration Statement on Form S-1 (File No. 333-284062)	3.1
4.2	Articles of Amendment to Articles of Incorporation of Stirling Bridge Group, Inc., dated May 10, 2023	Registration Statement on Form S-1 (File No. 333-284062)	3.2
4.3	Articles of Amendment to Articles of Incorporation of Web3 Corporation, January 22, 2024	Registration Statement on Form S-1 (File No. 333-284062)	3.3
4.4	Articles of Amendment to Articles of Incorporation of Helio Corporation, dated July 1, 2024	Registration Statement on Form S-1 (File No. 333-284062)	3.4
4.5	Certificate of Amendment to Articles of Incorporation of Helio Corporation, filed April 8, 2025	Form 10-Q for the quarter ended January 31, 2025	3.1
4.6	Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Helio Corporation, dated March 5, 2026	Form 8-K filed March 11, 2026	3.1
4.7*	Articles of Amendment to Articles of Incorporation of Helio Corporation, filed April 21, 2026
4.8*	Articles of Amendment to Articles of Incorporation of Helio Corporation, filed May 5, 2026
4.9*	Articles of Amendment to Articles of Incorporation of Helio Corporation, filed May 8, 2026
4.10*	Articles of Amendment to Articles of Incorporation of Helio Corporation, filed May 18, 2026
4.11*	Articles of Amendment to Articles of Incorporation of Helio Corporation, filed June 8, 2026
4.12*	Articles of Amendment to Articles of Incorporation of Helio Corporation, filed June 23, 2026
4.13	Articles of Amendment to the Articles of Incorporation of Helio Corporation effecting the 1-for-5 Reverse Stock Split, filed July 17, 2026 (effective July 20, 2026)	Form 8-K filed July 24, 2026	3.1
4.14	Amended and Restated Bylaws of Helio Corporation	Registration Statement on Form S-1 (File No. 333-284062)	3.5
5.1*	Opinion and Consent of Business Legal Advisors, LLC
10.1+	Helio Corporation 2025 Equity Incentive Plan	Form 10-K for the year ended October 31, 2025	10.79
10.2+	Form of Helio Corporation Equity Incentive Plan Award Agreement	Registration Statement on Form S-1 (File No. 333-284062)	10.2
10.3*	Unanimous written consent of the Board of Directors dated July 20, 2026
23.1*	Consent of Astra Audit & Advisory, LLC for Helio Corporation
23.2	Consent of Business Legal Advisors, LLC (included in Exhibit 5.1)
107*	Filing Fee Table

*	Filed herewith.
+	Management contract or compensatory arrangement

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